Exhibit 99.1

TherapeuticsMD Announces Definitive Agreements to License its Products to Mayne Pharma

- TXMD to receive approximately $153.1 million in consideration at closing (including approximately

$13.1 million for acquired net working capital), up to approximately $42.6 million in minimum royalty payments, and up to $30.0 million in additional milestone payments -

- Mayne Pharma gains exclusive U.S. commercialization rights for TXMD’s products -

- Transaction allows TXMD to recapitalize and transform into a pharmaceutical royalty company -

BOCA RATON, Fla. – December 4, 2022 — TherapeuticsMD, Inc. (NASDAQ: TXMD) (“TherapeuticsMD,” “TXMD” or the “Company”), an innovative, leading women’s healthcare company, today announced that it has entered into definitive agreements to license its products to an affiliate of Mayne Pharma Group Limited (“Mayne Pharma”), an ASX-listed specialty pharmaceutical company focused on commercializing novel and generic pharmaceuticals, for commercialization in the United States. In addition, TXMD has agreed to sell certain assets to Mayne Pharma to allow Mayne Pharma to commercialize the products.

At closing of the transaction, TXMD will receive an upfront cash payment of $140.0 million for the license grant and sale of certain assets, plus an additional approximately $13.1 million, subject to customary adjustments, for acquired net working capital. In addition, TXMD will receive a 20-year royalty stream tied to Mayne Pharma’s net sales of the products. The upfront payment to be made by Mayne Pharma, along with cash on hand, will allow TXMD to repay its outstanding indebtedness with Sixth Street Partners and to redeem its outstanding preferred equity, with TXMD continuing as a pharmaceutical royalty company with the potential to create value for stakeholders over time from the resulting net cash flows.

“After completing a thorough evaluation of several strategic alternatives, our Board of Directors concluded that this transaction with Mayne Pharma would create the most value for TherapeuticsMD’s stakeholders,” said The Honorable Tommy Thompson, Executive Chairman of TherapeuticsMD. “This transaction will allow us to repay in full our debt to Sixth Street Partners and redeem our preferred stock from Rubric Capital Management, while also establishing a future royalty revenue stream for our common shareholders. We believe that Mayne Pharma has the experience necessary to fully realize the promise of our products as we work together to improve patient care.”

Transaction Details

Under the terms of the transaction, TXMD will grant Mayne Pharma an exclusive license to commercialize the Company’s Imvexxy®, Bijuva®, and its prescription prenatal vitamin products sold under the BocaGreenMD® and vitaMedMD® brands and will assign to Mayne Pharma the Company’s exclusive license to commercialize Annovera® (collectively, the “Products”) in the United States. In addition, TXMD will sell to Mayne Pharma certain assets to allow Mayne Pharma to commercialize the Products, including inventory.

Upon completion of the transaction, which is subject to expiration or termination of the waiting period under the Hart-Scott-Rodino Act of 1976, Mayne Pharma will be responsible for development, regulatory filings, manufacturing, and commercialization of the Products.

TXMD will receive an upfront payment of $140.0 million for the sale of the assets and the grant of the licenses, plus a payment of approximately $13.1 million for the acquisition of net working capital, subject to certain customary adjustments.

In addition, Mayne Pharma will make one-time, milestone payments to the Company of (i) $5.0 million if aggregate net sales of all Products in the United States during a calendar year reach $100.0 million, (ii) $10.0 million if aggregate net sales of all Products in the United States during a calendar year reach $200.0 million and (iii) $15.0 million if aggregate net sales of all Products in the United States during a calendar year reach $300.0 million. Further, Mayne Pharma will pay to the Company royalties on net sales of all licensed Products in the United States at a royalty rate of 8.0% on the first $80.0 million in annual net sales and 7.5% on annual net sales above $80.0 million, subject to certain adjustments, for a period of 20 years following the closing. The royalty rate will decrease to 2.0% on a Product-by-Product basis upon the earlier to occur of (i) the expiration or revocation of the last patent covering a Product and (ii) a generic version of a Product launching in the United States. Mayne Pharma will pay to the Company minimal annual royalties of $3.0 million per year for 12 years, adjusted for inflation at an annual rate of 3%, subject to certain further adjustments (cumulative ~$42.6 million).

In connection with entering into the transaction, the lenders and administrative agent under the Company’s Financing Agreement with Sixth Street Partners have agreed to extend the maturity date of the Financing Agreement to December 31, 2022, allowing the Company to complete the transaction with Mayne Pharma on or before that date. The maturity date of the Financing Agreement may be further extended to January 31, 2023, upon payment of an amendment fee, in the event the definitive agreements in connection with the transaction remain in effect and the waiting period under the HSR Act has not expired or terminated.

The Company will retain its existing licensing agreements with Knight Therapeutics, Inc. and Theramex HQ UK Limited.

The transaction is not subject to any financing conditions and is expected to close at the end of 2022, pending satisfaction of customary closing conditions.

Advisors

Greenhill & Co., LLC is serving as financial advisor and DLA Piper LLP (US) is serving as legal counsel to TherapeuticsMD.

About TherapeuticsMD, Inc.

TherapeuticsMD, Inc. is an innovative, leading healthcare company, focused on developing and commercializing novel products exclusively for women. TherapeuticsMD’s products are designed to address the unique changes and challenges women experience through the various stages of their lives with a therapeutic focus in family planning, reproductive health, and menopause management. TherapeuticsMD is committed to advancing the health of women and championing awareness of their healthcare issues. To learn more about TherapeuticsMD, please visit https://www.therapeuticsmd.com/ or follow us on Twitter: @TherapeuticsMD and on Facebook: TherapeuticsMD.

Cautionary Notes Regarding Forward Looking Statements

Certain statements in this communication, including, without limitation, statements regarding the proposed transaction, expectations with regard to the financial impact of such transaction on the Company, future potential milestone and royalty payments, plans and objectives, and management’s beliefs, expectations or opinions, may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address expected future actions and expected future business and financial performance. Forward-looking statements may be identified by the use of words such as “believe,” “will,” “should,” “estimate,” “anticipate”, “potential,” “expect,” “intend,” “plan,” “may,” “subject to,” “continues,” “if” and similar words and phrases. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict.

Actual results, developments and business decisions may differ materially from those expressed or implied in any forward-looking statements as a result of numerous factors, risks and uncertainties over which the Company has no control. These factors, risks and uncertainties include, but are not limited to, the following: (1) the conditions to the completion of the proposed transaction may not be satisfied, and the possibility that if the agreements with Mayne Pharma are terminated, it will constitute an event of default under the Company’s Financing Agreement and the Company may not continue as a going concern; (2) the parties’ ability to complete the proposed transaction in the anticipated timeframe or at all; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreements between the parties to the proposed transaction (including that if the agreements are terminated it is an event of default under the Company’s Financing Agreement and the Company may not continue as a going concern); (4) the effect of the announcement or pendency of the proposed transaction on business relationships, operating results, and business generally; (5) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the proposed transaction; (6) risks related to diverting management’s attention from ongoing business operations; (7) the outcome of any legal proceedings that may be instituted related to the proposed transaction; (8) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (9) the risk that competing offers or acquisition proposals will be made; (10) general economic conditions, particularly those in the life science and medical device industries; (11) stock trading prices, including the impact of the proposed transaction on the Company’s stock price and the corresponding impact that failure to close the proposed transaction would be expected to have on the Company’s stock price, particularly in relation to the Company’s current and future capital needs and its ability to raise additional funds to finance its future operations in the event the proposed transaction does not close; (12) the participation of third parties in the consummation of the proposed transaction; and (13) other factors discussed from time to time in the reports of the Company filed with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties contained in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, as filed with the SEC on March 23, 2022, and related sections in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are available free of charge at http://www.sec.gov or under the “Investors & Media” section on the Company’s website at www.therapeuticsmd.com.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact

Lisa M. Wilson

In-Site Communications, Inc.

212-452-2793

lwilson@insitecony.com

TherapeuticsMD

561-961-1900

IR@TherapeuticsMD.com